UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2010
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02             Termination of a Material Definitive Agreement
Nu Skin Enterprises, Inc. (the “Company”) leases its corporate offices, distribution center, and certain other property pursuant to a master lease agreement with each of two entities, Scrub Oak, Ltd. and Aspen Country LLC, owned by the following executive officers, directors, 5% or greater stockholders, and immediate family members: Blake M. Roney, Sandra N. Tillotson, Steven J. Lund, and Brooke B. Roney.

Pursuant to the terms of these master lease agreements, the Company’s lease renewal options with respect to each of the leased properties is automatically exercised unless the Company provides written notice of the Company’s election not to exercise a lease renewal option at least 365 days prior to the date on which the term of the lease would otherwise expire. On June 30, 2010, the Company provided notice of non-renewal with regard to two of the leased properties, for which the Company incurred lease charges totaling approximately $402,000 in 2009.  On June 30, 2010, the Company also provided notice that it intended to renegotiate the term of a third property, for which the Company incurred lease charges totaling approximately $125,000 in 2009. The Company did not incur any costs or fees in connection with these non-renewal elections. The master lease agreements remain in effect as to all other properties leased thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. Matthew Dorny
D. Matthew Dorny
Vice President
Date:  July 7, 2010